UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2025

Firefly Aerospace Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42789	81-5194980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1320 Arrow Point Drive, #109
Cedar Park, Texas	78613
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (512) 893-5570

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On November 7, 2025 (the “Amendment Effective Date”), Firefly Aerospace Inc., a Delaware corporation (the “Company”), entered into that certain First Amendment to Credit Agreement (the “Amendment”) which amends that certain Credit Agreement, dated August 8, 2025, by and among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (as amended, the “Credit Agreement”).

The Amendment, among other things, increases the $125 million of existing commitments under the revolving credit facility by $135 million of new commitments for an aggregate revolving credit facility of $260 million (the “Revolving Credit Facility”) on the Amendment Effective Date. The Revolving Credit Facility is scheduled to mature on August 8, 2028. The loans under the Revolving Credit Facility bear interest at a variable rate per annum equal to, at the Company’s option, either (a) term SOFR plus a 3.00% spread or (b) an alternative base rate (as set forth in the Credit Agreement) plus a 2.00% spread. A commitment fee of 0.375% per annum also applies on unused commitments under the Revolving Credit Facility.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	First Amendment to Credit Agreement, dated as of November 7, 2025, among Firefly Aerospace Inc., the other loan parties party thereto, the lenders and issuing banks party thereto, and Wells Fargo Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREFLY AEROSPACE INC.

Date: November 10, 2025	By:	/s/ Jason Kim
Jason Kim
Chief Executive Officer